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                                                                  Exhibit (l)(2)

                          Navellier & Associates, Inc.
                         One East Liberty, Third Floor
                                 Reno, NV 89501

                                                                  April 30, 2007


The Navellier Millennium Funds
One East Liberty, Third Floor
Reno, NV 89501


      RE:  Investment Adviser Operating Expenses
           Reimbursement Agreement

Gentlemen:


      Since the inception of operations of the Navellier Millennium Funds
(the "Fund"), the Investment Adviser has paid the operating expenses of the Fund without requiring full reimbursement from the Fund. The purpose of this letter is to provide an agreement from Navellier & Associates, Inc. (the "Adviser") that the Adviser , while under no prior obligation to do so, has agreed to waive reimbursement of costs and expenses advanced and, if necessary, fees so that the total operating expenses for future years for the Navellier Top 20 Portfolio do not exceed 1.50% and for the Navellier International Growth Portfolio do not exceed 1.50%.



      If the foregoing accurately reflects the Fund's understanding regarding the matters discussed herein, please sign and return the enclosed copy of this letter.

                                                 Very truly yours,

                                                 Navellier & Associates, Inc.

                                            By:  __________________________
                                                 Louis Navellier, President



AGREED:                                          THE NAVELLIER MILLENNIUM FUNDS


                                            BY:  __________________________
                                                 Barry Sander, Trustee

                                            BY:  __________________________
                                                 Joel Rossman, Trustee

                                            By:  __________________________
                                                 Jacques Delacroix, Trustee